POWER OF ATTORNEY
(For Executing and Filing Forms 3, 4 and 5)

	KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint each of Karen Sanford, Roberta T. McPherson, Julie Bodden and Jane
Zsigmond, signing singly, the undersigned's true and lawful attorney-in-fact and agent to:

(1) 	execute for and on behalf of the undersigned a Form 3, Form 4 or Form 5, or any amendment thereto, relating to the securities of Intrawest Resorts Holdings,
Inc., in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for an on behalf of the undersigned which may be necessary or desirable to complete the execution of such Form 3, Form 4 or Form 5, or any amendment thereto, and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever, including, without limitation, completing and signing any Form ID, in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that each of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by Intrawest Resorts Holdings, Inc. unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, I, the undersigned, have hereunto signed my name and caused this Power of Attorney to be duly executed as of the 23rd day of June, 2015.

                                         /s/ Karen Sanford